UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):    May 20, 2002

HYPERTENSION DIAGNOSTICS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108 Eagan, Minnesota	55121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    651-687-9999

Items 1, 2, 3, 4, 6, 7, 8 and 9 are not applicable and therefore omitted.

ITEM 5. OTHER EVENTS.

     On April 19, 2002, Hypertension Diagnostics, Inc. (the “Company”) filed a Registration Statement on Form S-3 (File No. 333-86658) for the resale of 1,970,000 shares of its Common Stock by certain selling holders listed therein. This April 2002 Registration Statement was declared effective by the Securities and Exchange Commission at 10:00 a.m. Washington, D.C. time on April 30, 2002.

     Of the 1,970,000 shares of Common Stock registered by the April 2002 Registration Statement, 1,850,000 shares of Common Stock are issuable upon conversion of three-year 8% convertible notes in the aggregate principal amount of $2,000,000 (the “Notes”) and upon exercise of five-year Common Stock purchase warrants issued pursuant to that certain Subscription Agreement dated as of March 27, 2002 by and between the Company and the subscribers thereto (the “Subscription Agreement”).

     On May 13, 2002, the Company filed a Registration Statement on Form S-3 (File No. 333-88152) to register for resale an additional 1,750,000 shares of its Common Stock for issuance upon conversion of the Notes. This May 2002 Registration Statement was declared effective by the Securities and Exchange Commission at 11:00 a.m. Washington D.C. time, May 20, 2002.

     The registration of shares of Common Stock by the May 2002 Registration Statement was made to comply with provisions of the Subscription Agreement which require the Company to have registered for resale 125% of number of shares of its Common Stock issuable upon conversion of the Notes. Because we are obligated to maintain at all times the registration of at least 125% of the number of shares of our Common Stock issuable upon conversion of all of the Notes, the number of shares of Common Stock which we will actually issue upon conversion of the Notes, if any Note is converted, may be different from the number of shares we have registered and may register in the future for resale upon conversion of the Notes.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.

		By	/s/ James S. Murphy

Its Senior Vice President, Finance and Administration and Chief Financial Officer

Dated:	May 22, 2002